Exhbit 99.1

CUSIP# 678046 10 3 NYSE Amex: BQI

NEWS RELEASE

DATE:  August 26, 2011

Oilsands Quest Inc. extends $60 million rights offering to September 12, 2011

CALGARY, ALBERTA – Oilsands Quest Inc. (NYSE Amex: BQI) (“Oilsands Quest,” “OQI” or “the Company”), announced today that it is extending its ongoing subscription rights offering originally announced on July 18, 2011 (the “Rights Offering”) to September 12, 2011 at 5:00 p.m. Eastern Daylight Time (EDT).  Holders of the subscription rights will now have until this extended date to exercise their rights or deliver a notice of guaranteed delivery.  The Rights Offering was initially scheduled to expire on August 15, 2011 and it was initially extended to August 26, 2011.

The Rights Offering has been extended to offer shareholders additional time to consider participation in the Rights Offering because some shareholders received the information packages about the Rights Offering later than expected. The Company is committed to ensure that its shareholders have adequate time to consider and participate in the offering. While the recent volatile market conditions have impacted the share prices of oil sands companies, OQI remains confident in the value that the Rights Offering presents to investors.

As previously announced, each holder of Oilsands Quest’s common stock as of record date of July 28, 2011 received 0.816 subscription rights per share held for a total of 300,000,000 rights. The rights can be exercised at $0.20 per full share of common stock of Oilsands Quest Inc. Other than the new expiration date for the Rights Offering, all of the offering terms described in Oilsands Quest’s prospectus supplement dated July 20, 2011 remain the same and apply during the extended period of the offering.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state or jurisdiction.

Oilsands Quest has filed a registration statement (including a prospectus) with the SEC for the Rights Offering. Shareholder should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this Rights Offering. The documents are available free of charge by visiting EDGAR on the SEC website at www.sec.gov.

For a copy of the prospectus, shareholders may contact Georgeson, Inc., the information agent for the rights offering at (888) 613-9988 (toll-free) or the Oilsands Quest investor information line at (877) 718-8941 (toll-free).

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.  It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For more information:
Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941

Forward-looking statements:

This news release includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this news release that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements include discussion of such matters as:

•           the Company’s plans to raise additional capital;
•           implementation of the Company’s business plan;
•           the amount and nature of development and exploration expenditures;
•           the timing of exploration and development activities;
•           potential reservoir recovery optimization processes; and
•           business strategies and development of our business plan and drilling programs.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements such as references to Oilsands Quest’s drilling program, geophysical programs, reservoir field testing and analysis program, preliminary engineering and economic assessment program for a first commercial project, and the timing of such programs are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to the ability to raise additional capital, risks associated with the Company’s ability to implement its business plan, risks inherent in the oil sands industry, regulatory and economic risks, land tenure risks, lack of infrastructure in the region in which the company’s resources are located, risks associated with the Company’s ability to implement its business plan and those factors listed under the caption “Risk Factors” in the Company’s 10K/A filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2011 and the prospectus supplement filed with the SEC on July 20, 2011.  The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.